UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 20, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ducommun Incorporated (the “Company”) awarded performance stock units to the executive officers of the Company. The performance stock units generally vest at the end of the three-year performance period from January 1, 2017 to December 31, 2019 (the “Performance Period”) in amounts from 0% to 250% of the target units depending on the Company’s performance relative to two performance metrics: (i) the diluted earnings per share of the Company for each year of the Performance Period, subject to certain adjustments (the “EPS Metric”), and (ii) the relative total shareholder return during the Performance Period of the Company’s stock compared to the stocks of the companies in the Russell 2000 Index at the beginning of the Performance Period (the “TSR Metric”). The number of performance stock units vesting is calculated as follows: (i) 0 to 200% of the target units may be earned based on the EPS Metric, and (ii) the number of units earned based on the EPS Metric is then multiplied by a number between 0.75 and 1.25 based on the TSR Metric. Upon vesting, one share of common stock of the Company will be issued for each vested performance stock unit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: March 24, 2017	By:	/s/ Amy M. Paul
Amy M. Paul
Vice President, Legal & Corporate Secretary

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